Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Green Solutions China, Inc. (the “Company”) on 10-Q for the period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I,  Chi Yip Tai, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of China Green, Inc.

By:	/s/ Chi Yip Tai
Name:	Chi Yip Tai
Title:	President, Chief Executive Officer

Date:  February 11, 2011